Exhibit 10.9

Execution Version

Rice Acquisition Holdings 3 LLC

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

June 20, 2025

Rice Acquisition Sponsor 3 LLC

443 Woodland Road

Sewickley, Pennsylvania 15143

RE:	Securities Subscription Agreement

Gentlemen:

This agreement (this “Agreement”) is entered into on June 20, 2025 by and between Rice Acquisition Sponsor 3 LLC, a Delaware limited liability company (the “Subscriber” or “you”), and Rice Acquisition Holdings 3 LLC, a Cayman Islands limited liability company (the “Company”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 100 Class A Units of the Company (the “Class A Units”). The Company and the Subscriber’s agreements regarding the Class A Units to be purchased by the Subscriber pursuant to this Agreement (the “Units”) are as follows:

1.  Purchase of the Units. For the sum of $1,000, which the Company acknowledges receiving in cash, the Company hereby issues the Units to the Subscriber, and the Subscriber hereby purchases the Units from the Company, on the terms and subject to the conditions set forth in this Agreement.

2.  Representations, Warranties and Agreements.

2.1  The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Units to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1  No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Units.

2.1.2  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the limited liability company agreement of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3  Registration and Authority. The Subscriber is a Delaware limited liability company, validly existing and possessing all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4  Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Units and (ii) able to bear the economic risk and afford a complete loss of its investment in the Units for an indefinite period of time because the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.1.5  Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6  Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state law.

2.1.7  Investment Purposes. The Subscriber is purchasing the Units solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8  Restrictions on Transfer; Shell Company. The Subscriber understands the Units are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Units will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Subscriber understands that the certificates representing the Units will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Units, such Units may be offered, resold, pledged or otherwise transferred only pursuant to: (i) an effective registration statement under the Securities Act or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Units or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Units. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Units until one year following consummation of the initial business combination of the Company.

2.1.9  No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required or necessary on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2  Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Units, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1  Incorporation and Corporate Power. The Company is a Cayman Islands limited liability company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite limited liability company and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the limited liability company agreement of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Units will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Subscriber will have or receive good title to the Units, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and other agreements to which the Units may be subject, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4  No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.  Restrictions on Transfer.

3.1  Securities Law Restrictions. The Subscriber agrees not to sell, transfer, mortgage, charge, pledge, hypothecate or otherwise dispose of all or any part of the Units unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Units proposed to be transferred shall then be effective or (ii) the Company has received an opinion from counsel reasonably satisfactory to the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

3.2  Restrictive Legends. Any certificates representing the Units shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

3.3  Additional Units or Substituted Securities. In the event of a spin-off, a recapitalization or a similar transaction affecting the Company’s outstanding Class A Units without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Units subject to this Section 3 or into which such Units thereby become convertible shall immediately be subject to this Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Units subject to this Section 3.

4.  Other Agreements.

4.1  Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

4.2  Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or electronic transmission to the address most recently designated in writing for such purpose. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

4.3  Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.4  Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

4.5  Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.6  Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

4.7  Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

4.8  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

4.9  Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.10  No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.11  Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

4.12  No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

4.13  Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

4.14  Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

4.15  Mutual Drafting; Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

RICE ACQUISITION HOLDINGS 3 LLC

By:	/s/ J. Kyle Derham
Name: J. Kyle Derham
Title: Chief Executive Officer

Accepted and agreed as of the date first written above.

RICE ACQUISITION SPONSOR 3 LLC

By:	/s/ J. Kyle Derham
Name: J. Kyle Derham
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]